SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) OF

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2003

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road

Naples, Florida 34110

(address of principal executive offices)

Registrant’s telephone number: (239) 254-2100

ITEM 4.    Changes in Registrant’s Certifying Accountant

(a)	On August 15, 2003, the Registrant received formal notice from its then certifying accountants, Hill, Barth and King LLC (“HBK”), stating their resignation as the Company’s independent accountants. At a meeting on July 15, 2003 The Board of Directors, with the recommendation of the Audit Committee, selected the accounting firm of KPMG LLC as independent auditors for the Registrant for the fiscal year ended December 31, 2003. In their letter of resignation HBK indicated that they will not be registering with the Public Company Accounting Oversight Board as mandated by the Sarbanes-Oxley act of 2002, and, accordingly will be precluded from providing audit services to the Registrant for the years ended December 31, 2003 and beyond.

(b)	In connection with its audits of the two most recent years and during the subsequent interim period there have been no disagreements with Hill, Barth & King, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to the satisfaction of Hill, Barth & King, LLC would have caused them to make reference in their report to the matter. This includes disagreements which were resolved to the satisfaction of Hill, Barth & King, LLC.

(c)	Hill, Barth & King, LLC’s reports on Registrant’s financial statements for December 31, 2002 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

(d)	The Registrant has requested Hill, Barth & King, LLC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which they do not agree. The letter is attached as Exhibit 16 to this Form 8-K.

Date: August 21, 2003

Bancshares of Florida, Inc. (Registrant)

By:	/s/ Thomas M. Whelan
Thomas M. Whelan Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16	Letter from Hill, Barth & King, LLC